UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 11, 2009

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, Suite 1500
Stamford, CT 06901
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 328-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 11, 2009, the Board of Directors of Harman International Industries, Incorporated (the “Company”) approved a form of indemnification letter agreement (“Indemnification Agreement”), and authorized the Company to enter into the Indemnification Agreement with each of its directors and executive officers.  The Indemnification Agreement provides that any amendment or repeal of the rights of a director or executive officer to indemnification and expense advancement under Article VIII of the Amended and Restated Bylaws shall only apply prospectively and will not adversely affect any facts, occurrence, action or omission existing at or prior to such amendment or repeal.  The Indemnification Agreement also affirms that the rights set forth in Article VIII of the Amended and Restated Bylaws are contract rights.

The foregoing summary of the Indemnification Agreement is not complete and is qualified in its entirety by reference to the Indemnification Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description
99.1	Form of Indemnification Letter Agreement with Directors and Executive Officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Todd A. Suko
Todd A. Suko
Vice President, General Counsel and Secretary

Date:  February 13, 2009

2

EXHIBIT INDEX

DESCRIPTION OF EXHIBITS

Exhibit No.	Description

99.1	Form of Indemnification Letter Agreement with Directors and Executive Officers.